                           CONSENT OF TRUSTEE NOMINEE



To ElderTrust:

           Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of ElderTrust (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a trustee of the Company subsequent to the closing of the Company's initial public offering.




                                                     /s/ Rodman W. Moorhead, III
                                                     ---------------------------
                                                     Rodman W. Moorhead, III


Dated:  October 27, 1997